UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2020

U.S. PHYSICAL THERAPY, INC.
(Exact name of registrant as specified in its charter)

Nevada	1-11151	76-0364866
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1300 West Sam Houston Parkway South, Suite 300, Houston, Texas	77042
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (713) 297-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading	Name of each exchange on which registered
Symbol(s)
Common Stock, $.01 par value	USPH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 8.01	Other Events.

Business Update

The effects of the COVID-19 pandemic continue to adversely impact U.S. Physical Therapy, Inc. (the “Company”, “us”, “our” and “we”). Our physical therapy patient volumes are currently at approximately 50% of normal rates and vary significantly by region.  In some of our markets, the patient volume appears to be stabilizing.  At this point, we have 72 clinics that are closed as a result of this pandemic, 41 of these clinics are closed temporarily while 31 clinics likely will not reopen.

Likewise the Company’s industrial injury prevention business is experiencing a downturn, currently producing approximately 80% to 85% of pre-pandemic revenue, as some of our clients’ locations are on reduced work schedules or closed while others have increased the utilization of our services.

As a result, the Company is experiencing a significant drop in revenue and, in the near term, expects to incur losses.

As previously disclosed, management has taken a number of steps to mitigate these losses. To date we have furloughed or terminated more than 2,150 employees, comprising approximately 40% of our employees across the Company. In our corporate office, we have made across the board employee salary reductions of from 20% to 25%, as well as a 35% to 40% salary reduction for executives, and a 50% reduction of our Board of Directors related fees. In addition, many of our clinic partnerships have made similar salary reductions. We continue to (i) deploy a telehealth and e-visit solution to perform services remotely, (ii) renegotiate leases, (iii) slow development of new clinics, (iv) delay potential acquisitions and (v) reduce other expenses.

Currently, we have a cash balance of approximately $100.0 million.  In addition to collections from our patient receivables, we have drawn all funds available on our credit line of $125.0 million, received funds from (a) the Medicare Accelerated and Advance Payment Program (“MAAPP”) ($10.6 million to date) and (b) the Public Health and Social Services Emergency Fund (“Relief Fund”) ($5.9 million to date) as part of the Coronavirus Aid, Relief, and Economics Securities Act (“CARES Act”).   MAAPP funds will be applied to future Medicare billings commencing in August 2020, with all such amounts required to be repaid by us by November 2020. Beginning November 2020, any unpaid balance will begin accruing interest. The Relief Fund monies do not have to be repaid.  In addition, we are taking advantage of the allowed deferral of the employer payroll taxes under the CARES Act.

Additional Risk Factor

The Company will be including the following Risk Factor in its quarterly report on Form 10-Q for the period ended March 31, 2020 which should be read in conjunction with the risk factors described in our Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC on February 28, 2020:

We are subject to risks associated with public health crises and epidemics/pandemics, such as the novel strain of coronavirus (COVID-19).

Our operations expose us to risks associated with public health crises and epidemics/pandemics, such as the novel strain of coronavirus (COVID-19) that has spread globally. In recent weeks, the continued spread has led to disruption and volatility in the global capital markets, which increases the cost of, and adversely impacts access to, capital and increases economic uncertainty. The pandemic has caused an economic slowdown of potentially extended duration, and it is possible that it could cause a global recession.

COVID-19 is having, and will continue to have, an adverse impact on our operations and supply chains, including an increase in cancellations of physical therapy patient appointments and a decline in the scheduling of new or additional patient appointments.  Due to these impacts and measures, we have experienced, and will continue to experience, significant and unpredictable reductions and cancellations of our patient visits.

As a result, given the rapid and evolving nature of the virus, COVID-19 will negatively affect our revenue, and it is uncertain how materially COVID-19 will affect operations generally if these impacts persist or worsen over an extended period of time. Any of these impacts would have a significant adverse effect on our business, financial condition and results of operations, and at this point, the extent of the impact of COVID-19 remains uncertain.

Summary of Risk Factors

Our business can be affected by certain risks, uncertainties and factors which include, but are not limited to:

•	the multiple effects of the impact of public health crises and epidemics/pandemics, such as the novel strain of COVID-19 (coronavirus) which the financial magnitude cannot be currently estimated;
•	changes as the result of government enacted national healthcare reform;
•	changes in Medicare rules and guidelines and reimbursement or failure of our clinics to maintain their Medicare certification and/or enrollment status;
•	revenue we receive from Medicare and Medicaid being subject to potential retroactive reduction;
•	business and regulatory conditions including federal and state regulations;
•	governmental and other third party payor inspections, reviews, investigations and audits, which may result in sanctions or reputational harm and increased costs;
•	compliance with federal and state laws and regulations relating to the privacy of individually identifiable patient information, and associated fines and penalties for failure to comply;
•	changes in reimbursement rates or payment methods from third party payors including government agencies, and changes in the deductibles and co-pays owed by patients;
•	revenue and earnings expectations;
•	legal actions, which could subject us to increased operating costs and uninsured liabilities;
•	general economic conditions;
•	availability and cost of qualified physical therapists;
•	personnel productivity and retaining key personnel;
•
competitive, economic or reimbursement conditions in our markets which may require us to reorganize or close certain clinics and thereby incur losses and/or closure costs including the possible write-down or write-off of goodwill and other intangible assets;

•
competitive environment in the industrial injury prevention business, which could result in the termination or non-renewal of contractual service arrangements and other adverse financial consequences for that service line;

•	acquisitions, purchase of non-controlling interests (minority interests) and the successful integration of the operations of the acquired businesses;
•	maintaining our information technology systems with adequate safeguards to protect against cyber-attacks;
•
a security breach of our or our third party vendors’ information technology systems may subject us to potential legal action and reputational harm and may result in a violation of the Health Insurance Portability and Accountability Act of 1996 of the Health Information Technology for Economic and Clinical Health Act;

•	maintaining adequate internal controls;
•	maintaining necessary insurance coverage;
•	availability, terms, and use of capital; and
•	weather and other seasonal factors.

Refer to Item 1A. Risk Factors in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 filed on February 28, 2020 for a listing and explanation of risk factors and the above noted additional risk factor.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. PHYSICAL THERAPY, INC.

Dated: April 24, 2020	By:	/s/ LAWRANCE W. MCAFEE
Lawrance W. McAfee
Chief Financial Officer
(duly authorized officer and principal financial and accounting officer)